Exhibit 99.1

Press Release

Rite Aid to Acquire Leading Independent Pharmacy Benefit Manager EnvisionRx for $2 Billion

Provides a Full Suite of Pharmacy Benefit Management Capabilities to Enhance Rite Aid’s Healthcare

Offering and Drive Growth Across its Retail Healthcare Platform

CAMP HILL, Pa. and TWINSBURG, Ohio — Feb. 11, 2015 — Rite Aid (NYSE: RAD) and Envision Pharmaceutical Services (“EnvisionRx”) today announced that they have entered into a definitive agreement under which Rite Aid will acquire EnvisionRx, a portfolio company of leading global private investment firm TPG, in a transaction valued at approximately $2 billion, which includes the value of an expected future tax benefit of $275 million. Under the terms of the agreement, which has been unanimously approved by the Boards of Directors of both companies, Rite Aid will pay approximately $1.8 billion in cash and $200 million in Rite Aid stock, or approximately 27.9 million shares.

EnvisionRx is a national, full-service pharmacy benefit management (PBM) company with projected 2015 calendar year revenues of approximately $5 billion and projected 2015 calendar year EBITDA in a range of $150 to $160 million. The company provides both transparent and traditional PBM options through its EnvisionRx and MedTrak PBMs, respectively, as well as pharmacy-related services to clients across the nation. EnvisionRx also offers fully integrated mail-order and specialty pharmacy services through Orchard Pharmaceutical Services; access to the nation’s largest cash pay infertility discount drug program via Design Rx; an innovative claims adjudication software platform in Laker Software; and a national Medicare Part D prescription drug plan through EnvisionRx Insurance Company’s EnvisionRx Plus product offering.

“The acquisition of EnvisionRx meaningfully expands our health and wellness offerings, enhancing our ability to provide a higher level of care to the patients and communities we serve,” said Rite Aid Chairman and CEO John Standley. “With the addition of EnvisionRx, we will create a compelling pharmacy offering across retail, specialty and mail-order channels, enabling us to deliver cost-effective solutions to employers and health plans while driving growth and creating long-term value for our shareholders. We also look forward to welcoming EnvisionRx’s proven management team and talented associates to Rite Aid.”

“Combining our comprehensive suite of pharmacy benefit management services with Rite Aid’s established retail healthcare platform is a natural fit that is increasingly preferred by plan sponsors,” said EnvisionRx CEO Frank Sheehy. “Together, we see tremendous opportunities to provide new and existing customers with an integrated healthcare offering that will build upon the company’s strong existing platform.”

“EnvisionRx’s innovative business model has always set it apart from other PBMs, and as part of a recognized pharmacy leader, will now be well positioned for further success,” said Sharad Mansukani, chairman of EnvisionRx and senior advisor for TPG. “TPG believes EnvisionRx has built a best-in-class company with tremendous potential, and as a ground-breaking PBM, it has a great future as part of Rite Aid.”

The transaction is expected to be accretive to Rite Aid’s earnings per share in the first full year following the closing of the transaction. The transaction is expected to close by September, 2015, subject to regulatory approvals and other customary closing conditions.

Following the closing, EnvisionRx will operate as a wholly owned subsidiary of Rite Aid led by Frank Sheehy and current management. EnvisionRx’s headquarters will remain in Twinsburg, Ohio.

In connection with the pending transaction, Rite Aid has obtained committed financing from Citigroup Global Markets Inc., and BofA Merrill Lynch, Wells Fargo Securities, LLC and Credit Suisse AG. Subject to market conditions, Rite Aid expects to finance the $1.8 billion cash portion of the consideration through proceeds from the issuance of unsecured notes prior to the closing of the acquisition.

Citigroup Global Markets Inc. served as financial advisor to Rite Aid and Skadden, Arps, Slate, Meagher & Flom LLP was the company’s legal advisor. J.P. Morgan served as exclusive financial advisor to EnvisionRx, and Cleary Gottlieb Steen & Hamilton LLP acted as its legal counsel.

Conference Call Broadcast

Rite Aid will hold an analyst call at 8:30 a.m. Eastern Time today. The call will be simulcast via the internet and can be accessed through the websites https://www.riteaid.com in the conference call section of investor information and www.StreetEvents.com. Slides related to materials discussed on the call will be available on both sites. A playback of the call will be available on both sites starting at 12 p.m. Eastern Time today. A playback of the call will also be available by telephone beginning at 12 p.m. Eastern Time today until 11:59 p.m. Eastern Time on Feb. 14, 2015. The playback number is 1-855-859-2056 from within the U.S. and Canada or 1-404-537-3406 from outside the U.S. and Canada with the eight-digit reservation number 84894888.

About Rite Aid

Rite Aid is one of the nation’s leading drugstore chains with 4,569 stores in 31 states and the District of Columbia. Information about Rite Aid, including corporate background and press releases, is available through Rite Aid’s website at www.riteaid.com.

About EnvisionRx

Established in 2001, EnvisionRx is a national, full-service pharmacy benefit management (PBM) company. EnvisionRx is part of a group of healthcare management companies owned and operated by Envision Pharmaceutical Holdings, LLC (EPH). EPH is a portfolio company of TPG.  In addition to EnvisionRx, EPH subsidiaries also include Envision Insurance Company, a fully insured provider of Medicare Part D Plans nationally, Envision Medical Solutions, LLC, an administrator of prescription savings plans and prescription savings cards, Orchard Pharmaceutical Services, LLC, a full-service mail-order and specialty drug pharmacy, Design Rx, LLC, the market leader in cash-pay pharmacy services for infertility and fertility products, MedTrak, a traditional spread-based PBM managing pharmacy benefits for small to mid-sized self-insured employers and Laker Software, LLC, an innovative, market-leading provider of claims processing systems and support services for prescription drug benefit programs. EnvisionRx, which was founded on a commitment to provide full disclosure in the PBM marketplace, promotes a transparent, pass-through business model in which 100% of earned rebates, discounts, and incentives are instantly credited at the point of sale to customers, and for which EnvisionRx charges a low, flat monthly management fee for most services. This translates into significant savings for the company’s covered individuals. The Company has been awarded the Utilization Review Accreditation Commission (URAC) accreditations for PBM and Drug Therapy Management annually since 2007. EnvisionRx is headquartered in Twinsburg, OH, with offices in Fort Lauderdale, FL; Tampa, FL; Canton, OH; Ogden, UT; Minneapolis, MN and El Dorado Hills, CA. For more information about EnvisionRx visit www.envisionrx.com.  EnvisionRx is a registered trademark of Envision Pharmaceutical Services, LLC.

About TPG

TPG is a leading global private investment firm founded in 1992 with $65 billion of assets under management and offices in San Francisco, Fort Worth, Austin, Dallas, Houston, New York, Beijing, Hong Kong, London, Luxembourg, Melbourne, Moscow, Mumbai, São Paulo, Shanghai, Singapore and Tokyo. TPG has extensive experience with global public and private investments executed through leveraged buyouts, recapitalizations, spinouts, growth investments, joint ventures and restructurings. The firm has a strong history of healthcare investing and its well-known investments include Aptalis, Fenwal, Healthscope, IASIS Healthcare, Immucor, IMS Health, Par Pharmaceutical, Quintiles Transnational and Surgical Care Affiliates, among others. For more information visit www.tpg.com.

FORWARD-LOOKING STATEMENTS

Statements, including those regarding the impact of the transaction contemplated hereby on Rite Aid’s future financial performance, in this release that are not historical are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, Rite Aid’s ability to consummate the acquisition of EnvisionRx and realize the benefits of the transaction, EnvisionRx’s ability to meet its projected 2015 revenue and EBITDA targets, our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our debt agreements, general economic, market, industry and competitive conditions, the risk that EnvisionRx’s business will not be successfully integrated with Rite Aid’s business, costs associated with the merger, delays and other matters arising in connection with the parties’ efforts to comply with and satisfy applicable regulatory approvals and closing conditions relating to the transaction, risks associated with the financing of the transaction, other events that could adversely impact the completion of the transaction and other risks, assumptions and uncertainties as described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and in other documents that we file or furnish with the Securities and Exchange Commission, which you are encouraged to read. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Rite Aid expressly disclaims any current intention to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

Included in this release is a non-GAAP financial measure for EnvisionRx, EBITDA, which is defined as net income excluding the impact of income taxes, interest expense, depreciation and amortization.

This release does not constitute an offer of any securities for sale.

Rite Aid Media Contacts: Susan Henderson 717-730-7766 skhenderson@riteaid.com Rite Aid Investor Contacts: Matt Schroeder 717-214-8867 investor@riteaid.com	EnvisionRx / TPG Media Contacts: Owen Blicksilver Public Relations, Inc. Lisa Baker 914-725-5949 lisa@blicksilverpr.com or Jennifer Hurson 845-507-0571 jennifer@blicksilverpr.com